EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 of Equinix, Inc. of our report dated February 24, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Equinix Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
February 24, 2012